UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Inland Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), filed two amendments to its Second Articles of Amendment and Restatement (the “Amendments”) with the State Department of Assessments and Taxation of Maryland, which effected the Company’s previously announced 1-for-2.5 reverse stock split of its issued and outstanding common stock. The first Amendment converted every 2.5 shares of the Company’s issued and outstanding common stock, $0.001 par value per share, into one share of the Company’s common stock, $0.0025 par value per share. The second Amendment reverted the par value of the Company’s issued and outstanding common stock to $0.001 per share.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendments, which are attached to this Current Report as Exhibits 3.1 and 3.2 and incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

3.1	Inland Real Estate Income Trust, Inc. Articles of Amendment (Reverse Stock Split)
3.2	Inland Real Estate Income Trust, Inc. Articles of Amendment (Par Value Decrease)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 16, 2018	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Inland Real Estate Income Trust, Inc. Articles of Amendment (Reverse Stock Split)
3,2	Inland Real Estate Income Trust, Inc. Articles of Amendment (Par Value Decrease)

4